Exhibit 10.1

AMENDMENT NO. 1 TO ENDORSEMENT AGREEMENT

THIS AMENDMMENT NO. 1 TO THE ENDORSEMENT AGREEMENT (“Amendment No. 1”) is made and entered into effective July __, 2020, by and among, on the one hand, ABG-Shaq, LLC, a Delaware limited liability company (“ABG”) for the personal services of Shaquille O’Neal, (“CELEBRITY”), and, on the other hand, Papa John’s Marketing Fund, Inc., a Kentucky corporation (“PJMF”), and Papa John’s International, Inc. (“PJI”) (PJMF and PJI are, individually and collectively, “PAPA JOHN’S”), concerning that certain Endorsement Agreement dated and entered into effective March 15, 2019 (the “Original Agreement”).  ABG and PAPA JOHN’S may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions.  Except as otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Original Agreement. For the avoidance of doubt, from and after the date hereof, references to the Agreement in both the Original Agreement and this Amendment No. 1 shall refer to the Original Agreement as modified by the terms of this Amendment No. 1.

2.         New Co-Branded Products.  From and after the date hereof, Section 4.D. of the Agreement shall be deleted and replaced with the following:

“D.       New Co-Branded Products.

a.          ABG will permit CELEBRITY and PAPA JOHN’S to collaborate in good faith to develop one (1) co-branded Product using the Personality Rights, which Product shall be an extra-large pizza with extra pepperoni and extra cheese that is co-branded PAPA JOHN’S and SHAQ-A-RONI, subject to ABG’s Approval in each instance, and in each case produced and sold by PAPA JOHN’S (“SAR Co-Branded Products”).  For the avoidance of doubt, the Parties acknowledge and agree that (i) SAR Co-Branded Products constitute a sub-set of Products under the Agreement, (ii) SHAQ-A-RONI (including variations and derivations of the same) and any and all intellectual property and other rights relating thereto constitute Personality Rights under the Agreement, and (iii) PAPA JOHN’S shall indemnify, defend and hold harmless the ABG Indemnified Parties from and against any and all direct and third-party Claims arising out of or in connection with the SAR Co-Branded Products (including, without limitation, any use and other exploitation of the term ‘SHAQ-A-RONI’).

b.         Subject to the terms and conditions of the Agreement, ABG grants to PAPA JOHN’S the non-transferrable, non-assignable, non-sublicensable, indivisible right and license solely during the period commencing on June 29, 2020 and ending on August 23, 2020, unless the Agreement is sooner terminated (the “SAR Term”) and solely within United States and Canada to use the Celebrity Endorsement, in each instance, subject to ABG’s Approval, in connection with the advertising, promotion and sale of SAR Co-Branded Products.

c.          PAPA JOHN’S shall donate One U.S. Dollar (USD$ 1) for each unit of SAR Co-Branded Products sold in the United States (the “Promotion”), at PAPA JOHN’S sole cost and expense, to The Papa John’s Foundation for Building Community (the “Foundation”) in the United States, as mutually agreed upon by the Parties (as a one-time limited exception to Section 4.E. of the Agreement.  The Foundation may donate all funds collected through the Promotion to additional charities that support the mission of the Foundation.  In addition, PAPA JOHN’S shall donate the amount of CAD$1 of sales of SAR Co-Branded Products in Canada, PAPA JOHN’S sole cost and expense, to one or more charitable organization(s) in Canada, to be mutually agreed upon by the Parties (as a one-time limited exception to Section 4.E. of the Agreement).

d.         For purposes of this Agreement, the term “SAR Royalty” shall mean Twenty U.S. Cents (USD$ 0.20) for each unit of SAR Co-Branded Products sold.  In the event that the actual earned SAR Royalty in a given Contract Year under the Agreement is greater than the amount of the Cash Payment actually paid by PAPA JOHN’S to ABG that is attributable to the same Contract Year (the “Annual Cash Payment”), then PAPA JOHN’S shall pay the SAR Royalty in excess of the applicable Annual Cash Payment (if any) to ABG within thirty (30) days of the end of such Contract Year.

e.          By October 1, 2020, PAPA JOHN’S shall submit to ABG, via ABG’s reporting software, RoyaltyZone (a detailed explanation of which can be found at www.royaltyzone.com), a complete and accurate statement (each, a “Statement”) detailing (i) the number of units of SAR Co-Branded Products sold during the Promotion, (ii) the amount of the SAR Royalty (as defined below) earned during the Promotion, (iii) the amount of the SAR Royalty due and payable due to the Promotion, and (iv) the amount of PAPA JOHN’S donations made under Section 4.D.c. above for such Contract Year.  If and when requested by ABG, PAPA JOHN’S shall provide ABG with additional information (e.g., sales by country, etc.), and/or backup and support materials, with respect to any item contained in any Statement. ABG hereby reserves the right to modify the process for submission of Statements (e.g., using a software other than RoyaltyZone, etc.) on reasonable advance written notice to PAPA JOHN’S, but in no event shall ABG modify the timing or frequency of the same without PAPA JOHN’S prior written approval, which approval may not be unreasonably withheld, conditioned or delayed.

f.          ABG’s acceptance of any payment and/or any Statement pursuant to this Agreement shall not preclude ABG from questioning the correctness thereof at any time or exercising any of its rights related thereto. PAPA JOHN’S shall keep appropriate books of accounts and records with respect to its manufacture, sale, distribution and of SAR Co-Branded Products (“Books & Records”). PAPA JOHN’S shall maintain such Books & Records throughout the SAR Term, and for a period of three (3) years following the expiration or termination of the SAR Term (the “Retention Period”). ABG, or a third party designated by ABG (ABG and such third party being defined, for purposes of this Section, as an “Auditor”), shall have the right to inspect and copy the

Books & Records insofar as they relate to the computation of the SAR Royalty, and other amounts payable to ABG, and PAPA JOHN’S hereby agrees to cooperate with the Auditor, to the best of PAPA JOHN’S’s ability, in connection therewith.  ABG and/or such Auditor shall be permitted to inspect such Books & Records no more frequently than one (1) time during any twelve (12) month period, upon reasonable prior written notice to PAPA JOHN’S.  If any such inspection reveals a discrepancy in the amount paid to ABG equal to five percent (5%) or more of the amount payable to ABG hereunder for the period in question, then PAPA JOHN’S shall also reimburse ABG for the reasonable costs of such audit. In any event, PAPA JOHN’S shall make all payments required to be made to eliminate any discrepancy revealed by any such inspection within thirty (30) days after ABG’s demand therefor. Interest, compounded monthly, at the rate of one percent (1%) per month (or, if not legally permissible, then at the then maximum legal interest rate) shall accrue on any amount due to ABG from and after the date upon which said payment is due until the date payment is actually received, whether said late payment was discovered in connection with this Section or otherwise.

h.         Upon expiration or termination of the SAR Term, PAPA JOHN’S shall cease any and all advertising, promotion and sale of the SAR Co-Branded Products, and any and all use of the Celebrity Endorsement and Personality Rights in connection therewith.”

3.         Miscellaneous.

A.        Except as modified by this Amendment No. 1, all terms and conditions of the Original Agreement shall remain in full force and effect.

B.         This Amendment No. 1 may be signed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument.  Facsimile, photographic and/or PDF copies of counterpart signature pages shall be deemed original counterpart pages for all purposes hereunder.  Each of the parties agrees that an electronic signature evidencing a party’s execution of this Amendment No. 1 shall be effective as an original signature and may be used in lieu of the original for any purpose.

C.         This Amendment No. 1 and the legal relations among the parties hereto shall be governed by, and construed in accordance with, the state laws of the State of Delaware (including, without limitation, with respect to full faith and credit accorded to the United States federal laws, e.g., the United States Lanham Act), notwithstanding any conflict of law provisions to the contrary.

D.        In the event one (1) or more of the provisions of this Amendment No. 1, should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment No. 1, and this Amendment No. 1, shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 effective the date first above written.

Papa John’s Marketing Fund, Inc.		ABG-Shaq, LLC

/s/ Max Wetzel			/s/ Jay Dubiner

Date:	7/24/2020	Date:	7/27/2020 11:32 AM EDT

By:	Max Wetzel	By:	Jay Dubiner
Chief Commercial &
Title:	Marketing Officer	Title:	General Counsel

Papa John’s International, Inc.

/s/ Rob Lynch

Date:	7/24/2020

By:	Rob Lynch

Title:	President and CEO